UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2019

Seelos Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 12th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 998-6475

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Warrants

On March 7, 2019, Seelos Therapeutics, Inc. (the "Company") and Seelos Corporation entered into Amendment Agreements (collectively, the "Fourth Amendment") with each Investor (as defined below) amending: (i) that certain Securities Purchase Agreement (the "Purchase Agreement" and the transactions contemplated thereby, the "Financing"), made and entered into as of October 16, 2018, by and among the Company, Seelos Corporation and the buyers listed on the signature pages attached thereto (the "Investors"), and amended by those certain Amendment Agreements, made and entered into as of November 16, 2018, by those certain Second Amendment Agreements, made and entered into as of January 4, 2019 and by those certain Third Amendment Agreements, made and entered into as of January 16, 2019, (ii) the Series A Warrants to Purchase Common Stock issued in the Financing (the "Series A Warrants") and (iii) the Series B Warrants to Purchase Common Stock issued in the Financing (the "Series B Warrants").

The Fourth Amendment, among other things, (i) fixed the aggregate number of shares of common stock of the Company ("Common Stock") issued and issuable pursuant to the Series B Warrants at 11,614,483 (which number includes shares of Common Stock issued pursuant to exercises of Series B Warrants on or prior to March 7, 2019), (ii) fixed the aggregate number of shares of Common Stock issued and issuable pursuant to the Series A Warrants at 3,629,023 (none of which were exercised as of March 7, 2019), (iii) reduced the duration of the period during which the Investors are limited in the number of shares of Common Stock subject to Series B Warrants that Investors can exercise on a daily basis, such that such period will terminate March 21, 2019, (iv) reduced the duration of the period during which the number of shares of Common Stock underlying the Series B Warrants will adjust based on the volume-weighted average price of the Common Stock, such that the adjustment period terminated on March 7, 2019, (v) fixed the "Reset Price" based on which the Series B Warrants adjusted on March 7, 2019 at $1.3389, (vi) amended the Purchase Agreement such that the date until which the Company is restricted from effecting certain variable rate transactions will be March 20, 2019, (vii) amended the Series A Warrants so that any references therein to the Series B Warrants refer to the Series B Warrants, as amended or restated from time to time, and (viii) made certain other technical, conforming and clarifying changes.

The foregoing description of the Fourth Amendment is not complete and is qualified in its entirety by reference to the full text of the form of Fourth Amendment Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
10.1	Form of Fourth Amendment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: March 8, 2019	By:	/s/ Raj Mehra, Ph.D.
Name: Raj Mehra, Ph.D.
Title: Chief Executive Officer, President and Interim Chief Financial Officer